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                         THE UNITED STATES OF AMERICA

                         SMALL BUSINESS ADMINISTRATION

                                    LICENSE


This is to certify that         Edwards Capital Corp.
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a                     Delaware Corporation             with its principal office
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located at          New York, New York             is hereby licensed as a Small
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Business Investment Company under the Small Business Investment Act of 1958, as amended, to provide equity capital, long-term loans and management assistance to small businesses for their operations, growth, expansion and modernization.

This License is not assignable or transferable without the prior approval of the Small Business Administration.

The aforesaid Licensee is authorized to conduct its operations in    the areas
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                  described in its license application
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Issued at Washington, D.C. on        May 17, 1996
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                                                          Administrator


Number 02/02-0366